EXHIBIT 10(pp)

AMENDMENT NUMBER SIX TO
SENIOR SUBORDINATED CREDIT AGREEMENT

AMENDMENT NUMBER SIX, dated as of December 27, 2001 (“Amendment No. Six”), to the Senior Subordinated Credit Agreement dated as of May 26, 1999 (as amended and in effect from time to time, the “Credit Agreement”), among SUPERIOR TELECOMMUNICATIONS INC. (formerly known as Superior/Essex Corp.), a Delaware corporation (the “Borrower”), SUPERIOR TELECOM INC., a Delaware corporation (the “Parent”), each of the Subsidiary Guarantors party thereto (the “Guarantors,” and together with the Borrower and the Parent, the “Credit Parties”), the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), FLEET CORPORATE FINANCE, INC., as Syndication Agent, and BANKERS TRUST COMPANY, as Administrative Agent (the “Agents”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower desires to amend certain provisions of the Credit Agreement;

WHEREAS, in connection with the foregoing, the Agents and the Lenders have requested that certain other provisions of the Credit Agreement be amended; and

WHEREAS, the Credit Parties have considered and agreed to the Agents’ and the Lenders’ requests, upon the terms and conditions set forth in this Amendment No. Six; and

WHEREAS, the consent of the Credit Parties and the Required Lenders is necessary to effect this Amendment No. Six;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - AMENDMENTS.

The Credit Agreement is amended as hereinafter provided in this Section One, effective as of November 30, 2001 (the “Sixth Amendment Effective Date”).

1.1.         Amendment to Section 1 (Amount and Terms of Credit) of the Credit Agreement. Section 1 of the Credit Agreement is hereby amended by inserting the following new clause 1.06A after Section 1.06 thereof:

“1.06A.  Special Interest Payment Provisions.  Notwithstanding any provisions of Section 1.06 to the contrary, payment of the February Payment, the May Payment, the August Payment and the November Payment shall be subject to the following provisions:

(a)           The February Payment shall be paid in cash (subject to clause (i) hereof) from the proceeds of the DNE Asset Sale on the February Payment Date if such DNE Asset Sale has been completed prior to the February Payment Date, and, if such DNE Asset Sale has not been completed prior to the February Payment Date, the February Payment shall be made by issuance of PIK Notes issued in respect thereof, or, if such DNE Asset Sale is completed after the February Payment Date, such Payment or the PIK Notes issued in respect thereof shall be paid on the date the Borrower actually receives the proceeds from such DNE Asset Sale, provided, that if PIK Notes have been issued to evidence such Payment, only such PIK Notes (but not interest accrued thereon) shall be paid on such date.

(b)           The May Payment shall be paid in cash (subject to clause (i) hereof) on the May Payment Date if the Borrower has delivered to the Agents a Major Asset Sale Letter of Intent by May 15, 2002 (provided that the Major Asset Sale Letter of Intent is then in effect), and, if such Major Asset Sale Letter of Intent has not been delivered prior to the May Payment Date, the May Payment shall be made by the issuance of PIK Notes issued in respect thereof, or, if such Major Asset Sale Letter of Intent is executed after May 15, 2002 but on or before the Major Asset Sale Default Date (provided that the Major Asset Sale Letter of Intent is then in effect), such May Payment or the PIK Notes issued in respect thereof (but not interest accrued thereon) shall be paid on the later of the May Payment Date and the date on which such Major Asset Sale Letter of Intent is actually delivered, provided, that if PIK Notes have been issued to evidence such Payment only such PIK Notes (but not interest accrued thereon) shall be paid on such date.

(c)           The August Payment (and any PIK Note, subject to clause (h) hereof (but not interest accrued thereon),

issued in respect of the May Payment) shall be paid in cash (subject to clause (i) hereof) on the August Payment Date if the Borrower has executed the Definitive Transaction Agreement by August 15, 2002 (provided that the Definitive Transaction Agreement is then in effect), and, if such Definitive Transaction Agreement has not been executed prior to the August Payment Date, the August Payment shall be made by the issuance of PIK Notes issued in respect thereof, or, if such Definitive Transaction Agreement is executed after August 15, 2002 but on or before the Major Asset Sale Default Date (provided that the Definitive Transaction Agreement is then in effect), such August Payment or the PIK Notes issued in respect thereof (but not interest accrued thereon) shall be paid on the later of the August Payment Date and the date on which such Definitive Transaction Agreement is executed, provided, that if PIK Notes have been issued to evidence such Payment, only such PIK Notes (but not interest accrued thereon) shall be paid on such date.

(d)           The November Payment (and any PIK Note (but not interest accrued thereon) issued in respect of the May Payment and/or the August Payment) shall be paid in cash (subject to clauses (h) and (i) hereof) on the November Payment Date if the Major Asset Sale has been consummated by November 15, 2002, and, if such Major Asset Sale has not been consummated prior to the November Payment Date, the November Payment shall be made by the issuance of PIK Notes issued in respect thereof, or, if such Major Asset Sale is consummated after November 15, 2002 but on or before the Major Asset Sale Default Date, such November Payment or the PIK Note issued in respect thereof (but not interest accrued thereon) shall be paid on the later of the November Payment Date and the date on which such Major Asset Sale is consummated, provided, that if PIK Notes have been issued to evidence such Payment, only such PIK Notes (but not interest accrued thereon) shall be paid on such date.

(e)           Upon satisfaction of the respective conditions to making any Payment (other than the condition of delivery of a Projected Liquidity Certificate) and prior to making the

May Payment, the August Payment and the November Payment in cash, the Borrower shall use its best good faith efforts to deliver a Projected Liquidity Certificate as promptly as practicable to the Agents showing projected Liquidity as of the date on which such Payment is to occur (after giving effect to any such cash Payment); provided, however, that no such Payment shall be made in cash, and no such certificate shall be required to be delivered unless such Projected Liquidity Certificate would show projected Liquidity on such date of at least $40,000,000.

(f)            Notwithstanding the provisions of clauses (a) through (d) above, in the event that conditions to any such Payment have not been met by its respective Interest Payment Date, to the extent the Borrower or the Parent actually receives proceeds from any Junior Capital Issuance, the Borrower shall make such Payments (subject to clause (i) hereof) in cash from such proceeds unless the Senior Secured Credit Agreement (as in effect on the date hereof or as may be amended to permit additional such Payments) prohibits such Payment; provided, however, that if the February Payment is made with proceeds from a Junior Capital Issuance, no other payment shall be made by the Borrower in respect of the amount so paid from such proceeds, from the proceeds of the DNE Asset Sale or otherwise.

(g)           Notwithstanding the provisions of clauses (b) and (c), the Borrower shall make any of the May Payment and the August Payment (and any PIK Note, subject to clause (h) hereof (but not interest accrued thereon), in cash (subject to clause (i) hereof) to the extent that (i) the Projected Liquidity Certificate delivered to the Agents in connection with such Payment, projects Liquidity (after giving effect to any such cash Payment) of not less than $60,000,000 as of the end of the calendar quarter (in which such Payment occurs), and (ii) the Borrower is then in compliance with this Agreement and the covenants contained in Section 7 and 8 of the Senior Secured Credit Agreement.  The Borrower shall use its best good faith efforts to deliver such certificate if and when it would have Liquidity of at least $60,000,000.

(h)           For the avoidance of doubt, if (i) the DNE Asset Sale has not been completed prior to the February Payment Date, (ii) the Major Asset Sale Letter of Intent has not been delivered prior to the May Payment Date and the provisions of clause (g) are not then applicable, (iii) the Definitive Transaction Agreement has not been delivered prior to the August Payment Date and the provisions of clause (g) are not then applicable, (iv) the Major Asset Sale has not been consummated prior to the November Payment Date or (v) the Borrower is unable to deliver a Projected Liquidity Certificate as required under clause (e) or (g) hereof projecting Liquidity of at least $40,000,000 or $60,000,000, as applicable, and as a result all or any portion of an interest payment is not paid in cash on the applicable Interest Payment Date as otherwise provided in this Section 1.06A, then, in lieu of such amount being paid in cash, the Borrower will issue to each Lender a PIK Note on the applicable Interest Payment Date (except to the extent such interest payment is made with the proceeds of a Junior Capital Issuance), in the amount of such accrued interest not paid in cash owed to such Lender (and such PIK Note shall satisfy the obligations of the Borrower in respect of such accrued interest not paid in cash and then owed to such Lender), based on the then applicable Interest Rate for the Loans, with the principal amount of the Loans being increased by the amount of such PIK Note, provided, however, if any PIK Notes are issued in connection with the February Payment, such PIK Notes shall bear interest at an Interest Rate of LIBOR (at 2.50125%) plus 5.00% from the date of issuance through the Extended Payment Date, and if such PIK Notes are not paid in full on or before the Extended Payment Date, shall bear interest from the Extended Payment Date at the then applicable Interest Rate for the Loans and, provided, further, that the Borrower shall not be required to make cash interest payments in respect of any of the Payments pursuant to clauses (a) through (h) hereof in an amount exceeding the amount that would have been payable in cash on the respective Interest Payment Date (without giving effect to the issuance of any PIK Note).  In the event that any Payment is made on a date after the same is due, to the extent any portion of the PIK Note issued in respect thereof or interest accrued thereon is not paid at such time, the unpaid portion of the applicable PIK Note shall remain outstanding, and shall continue to bear interest as provided herein and therein.

(i)            During the period from and after the Sixth Amendment Effective Date, except as provided in this Section 1.06A with respect to interest payable by the issuance of PIK Notes, interest on a principal amount of $200,000,000 of the Loans shall be paid in cash by the Borrower on each Payment Date at an Interest Rate of LIBOR plus 5.00%.   Notwithstanding anything to the contrary in this Agreement, interest accruing at a rate above LIBOR plus 5.00% at any time from and after the Sixth Amendment Effective Date as provided in this Section 1.06A, and interest accruing on any principal of the Loans in excess of an aggregate principal amount of $200,000,000 (including, without limitation, interest on PIK Notes issued hereunder), shall be paid by the Borrower by the issuance of PIK Notes issued on each Interest Payment Date.  Any prepayments of the PIK Notes shall be applied in the inverse order of issuance, or in such other order as may be agreed by the Required Lenders.

(j)            If any PIK Notes are issued pursuant to this Section 1.06A, such PIK Notes shall be due and payable, if not repaid earlier (whether as required pursuant to this Section 1.06A or by voluntary prepayment), on the Maturity Date.

(k)           For the avoidance of doubt, all interest on the Loans which is due and payable at any time on or after January 2, 2003 shall be payable in cash and not through the issuance of any PIK Notes (except as provided in clauses (i) and (j) hereof).”

1.2.         Amendment to Section Five (Affirmative Covenants) of the Credit Agreement.

(a)           Section 5.01 of the Credit Agreement is hereby amended by (i) inserting the following new clause (i) at the end thereof:

“(i)          Not later than the fifteenth day of each month, the Borrower shall provide to the Agents a report in form reasonably satisfactory to the Agents as to the progress of the DNE Asset Sale and the Major Asset Sale.”

1.3.         Amendment to Section Six (Negative Covenants) of the Credit Agreement.

(a)           Section 6.01 of the Credit Agreement is hereby amended by (i) inserting the words “or in respect of clause (xv) hereof, the Parent to,” after the words “any of its Restricted Subsidiaries to,” contained in the first paragraph thereof, (ii) replacing clause (xv) in its entirety and replacing it with the following:  “(xv) Indebtedness of the Borrower or the Parent in respect of any Junior Capital Issuance;”, and (iii) by inserting the following new sentence at the end thereof:

“Notwithstanding the foregoing clauses (i) through (xvii), at any time after the Sixth Amendment Effective Date, neither the Borrower nor the Parent shall incur any Indebtedness to redeem any security or other indebtedness, in any such case, junior to the Loans, including, without limitation, the Trust Preferred Securities.”

(b)           Section 6.02 of the Credit Agreement is hereby amended by inserting the following new clause (d) at the end thereof:

“(d)         Notwithstanding the foregoing, the Borrower shall not be permitted to make any dividend payments, distributions or other payments in respect of the Parent Common Stock, the Trust Preferred Securities, the Debentures or the Intercompany Subordinated Loan (except, in each case, through the issuance of additional securities having the same terms), or make any payment in respect of management fees  (in cash, cash equivalents or by the issuance of any debt instrument (other than a debt instrument issued no earlier than January 1, 2002 and in an aggregate amount no more than $5,000,000 in any fiscal year, subject to the same restrictions applicable to a Junior Capital Issuance and providing for no payment of cash interest prior to maturity) unless prior to such payment at least $50,000,000 in principal amount of the Loans outstanding on the Sixth Amendment Effective Date has been repaid to the Lenders.”

1.4.         Amendment to Section 8 (Subordination) of the Credit Agreement.

(a)           Section 8.01 of the Credit Agreement is hereby amended by inserting the following at the end of said Section 8.01:

“Notwithstanding any provisions herein to the contrary, the provisions of this Section 8 shall not apply to the Interest Guaranty or to any payments of principal, interest or other amounts of the Loans from the proceeds of the Interest Guaranty, and shall not prohibit the Lenders from enforcing their rights under and retaining any payments made under the Interest Guaranty (including, without limitation, realizing on the Guaranty Collateral therefor); provided, however, that any proceeds from the Interest Guaranty paid to the Lenders shall be deemed a payment made by or on behalf of the Borrower and applied against then due and owing interest as directed by the Agents.”

(b)           Section 8.02 of the Credit Agreement is hereby amended by inserting the following at the end of said Section 8.02:

“The Lenders acknowledge that, upon the Sixth Amendment Effective Date, the holders of the Senior Indebtedness shall be deemed to have revoked the Default Notice delivered to the Agents in respect of the November 30, 2001 scheduled interest payment and such payment shall be paid in cash.”

1.5.         Amendment to Section 9 (Definitions and Accounting Terms) of the Credit Agreement.

(a)           Section 9.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical sequence:

“August Payment” shall mean the payment of the interest required to be paid pursuant to Section 1.06 hereof on the August Payment Date.

“August Payment Date” shall mean August 30, 2002.

“Control Agreement” shall mean the control agreement, dated as of the Sixth Amendment Effective Date, among Alpine, Fleet National Bank and the Lenders, such control agreement to be in the form attached hereto as Exhibit A.

“DNE Asset Sale” shall mean an Asset Sale (other than the Major Asset Sale) relating to the Capital Stock or assets of DNE Systems.

“Definitive Transaction Agreement” shall mean a fully executed agreement of purchase and sale providing for the Major Asset Sale between the Borrower and a third party having no substantive conditions to the parties’ obligations to close (other than the conditions that (i) no material adverse change in the business of the Borrower and its Subsidiaries shall have occurred and (ii) all regulatory approvals required in order to consummate the transaction shall have been received), and having such other terms and conditions as are acceptable to the Steering Committee.

“Extended Payment Date” shall mean May 20, 2002.

“February Payment” shall mean the payment of the interest required to be paid pursuant to Section 1.06 hereof on the February Payment Date.

“February Payment Date” shall mean February 28, 2002.

“Guaranty Collateral” shall mean the cash collateral in an amount equal to $3,833,972.22 in which Alpine has granted a perfected (by control) first priority security interest to the Administrative Agent pursuant to the terms of the Pledge Agreement and the Control Agreement.

“Interest Guaranty” shall mean the guaranty provided by Alpine, such guaranty to be in the form attached hereto as Exhibit B.

“Junior Capital Issuance” shall mean the issuance by the Borrower or the Parent of junior capital to third parties (including Alpine), provided, however, that the terms of any such Junior Capital Issuance shall provide for no right of acceleration (except upon a bankruptcy relating to the Parent, the Borrower or any of their respective material Subsidiaries), no redemption prior to its stated maturity date, the cash interest rate shall not exceed the interest rate payable in cash on the Loans, with no cash interest to be paid unless the Lenders are then receiving cash interest, a maturity and weighted life to maturity of at least 366 days beyond the Maturity Date (as may be amended from time to time), subordination on terms acceptable to the Agents and shall otherwise be on terms and conditions satisfactory to the Agents.

“Liquidity” shall mean the sum of (i) cash on hand, plus (ii) the amount then available to be borrowed under the Senior Secured Credit Agreement (assuming for this purpose that the Total Revolving Credit Commitment (as defined in the Senior Secured Credit Agreement) is $225,000,000 at all times (less any actual reduction to the Total Revolving Loan Commitment effected after the Sixth Amendment Effective Date)).

“Major Asset Sale” shall mean an Asset Sale or Asset Sales (other than the DNE Asset Sale) which would include dispositions attributable to any internal liquidation of assets or lines of business of the Borrower and its Subsidiaries  (on terms and conditions consistent with the Senior Secured Credit Agreement as in effect on the Sixth Amendment Effective Date and otherwise acceptable to the Senior Agent) generating net cash proceeds to the Borrower of at least $175,000,000 (on an after-tax basis).

“Major Asset Sale Default Date” shall mean January 2, 2003, or such later date upon which the failure to complete the Major Asset Sale shall result in a Default or Event of Default under the Senior Secured Credit Agreement.

“Major Asset Sale Letter of Intent” shall mean a fully executed letter of intent or substantially similar documentation with a third party (having demonstrated ability to consummate timely such transaction) providing for the Major Asset Sale having only customary terms, conditions and contingencies as are acceptable to the Steering Committee.

“May Payment” shall mean the payment of the interest required to be paid pursuant to Section 1.06 hereof on the May Payment Date.

“May Payment Date” shall mean May 31, 2002.

“November Payment” shall mean the payment of the interest required to be paid pursuant to Section 1.06 hereof on the November Payment Date.

“November Payment Date” shall mean November 30, 2002.

“Payment” shall mean any of the February Payment, the May Payment, the August Payment or the November Payment.

“PIK Note” shall mean each promissory note of the Borrower which is issued in payment, in lieu of cash, of interest then accrued and due on the Loans.

“Pledge Agreement” shall mean the pledge agreement, dated as of the Sixth Amendment Effective Date, between Alpine and the Administrative Agent, such pledge agreement to be in the form attached hereto as Exhibit C.

“Projected Liquidity Certificate” shall mean each certificate delivered to the holders of the Senior Indebtedness in connection with any Payment in accordance with the Senior Secured Credit Agreement, which certificate shall certify as to the Borrower’s and its Subsidiaries’ projected Liquidity after giving effect to such Payment as of the specific date through which Liquidity is being calculated, provided, that to the extent required by the lenders under the Senior Secured Credit Agreement, such certificate shall be in the form attached to the Sixth Amendment and Waiver to the Senior Secured Credit Agreement,  and not objected to by Policano & Manzo, the Senior Agent, or the Steering Committee, as applicable, under the Senior Secured Credit Agreement.

“Senior Agent” shall mean the administrative agent under the Senior Secured Credit Agreement.

“Sixth Amendment Effective Date” shall mean November 30, 2001.

“Steering Committee” shall mean the Steering Committee under the Senior Secured Credit Agreement.

(b)           Section 9.01 of the Credit Agreement is hereby further amended by amending the definition of “Interest Rate” contained therein by inserting the following new paragraph at the end thereof:

“Notwithstanding the foregoing, the determination of the Interest Rate shall be subject to the following additional provisions:

(a)           If the February Payment (subject to clauses (h) and (i) of Section 1.06A hereof) is not paid in cash on the February Payment Date, then the Interest Rate shall be increased by 4.00% to LIBOR plus 9.00% (or, if LIBOR is unavailable, Alternate Base Rate plus 8.00%); provided, however, that if the February Payment is paid in cash on or prior to the Extended Payment Date with the proceeds from the DNE Asset Sale or through a Junior Capital Issuance, then the Interest Rate will be reduced, from and after the Extended Payment Date, to LIBOR plus 5.00% (or, if LIBOR is unavailable, Alternate Base Rate plus 4.00%).

(b)           If the August Payment (subject to clauses (h) and (i) of Section 1.06A hereof) is not paid in cash on the August Payment Date, then the Interest Rate for all periods from and after the August Payment Date shall be increased by an additional 2.00%, provided, that if the August Payment is made in cash within forty-five (45) days after the August Payment Date, then from and after the date the August Payment is made in cash, such increased Interest Rate shall be reduced by 1.00% per annum.

(c)           If the November Payment (subject to clauses (h) and (i) of Section 1.06A hereof) is not paid in cash on the November Payment Date, then the Interest Rate for all periods from and after the November Payment Date shall be increased by (i) an additional 1.00% if the Interest Rate was increased pursuant to clause (b) above, or (ii) an additional 2.00% if the Interest Rate was not increased pursuant to clause (b) above, provided, that if the November Payment is made in cash by January 2, 2003, then from and after the date the November Payment is made in cash, such increased Interest Rate shall be reduced by 1.00% per annum.”

(c)           Section 9.01 of the Credit Agreement is hereby further amended by amending the definition of “Loans” by adding the following clause at the end of the first sentence of such definition: “and from and after the Sixth Amendment Effective Date, the term “Loans” shall also include any PIK Notes, and for the avoidance of doubt, any capitalized interest and fees in respect of the Loans.”

SECTION TWO - INTEREST GUARANTY.

In connection with this Amendment, Alpine shall provide the Interest Guaranty to the Agents and the Lenders, such Interest Guaranty to be on terms and conditions reasonably acceptable to the Agents.  The obligations of Alpine under the Interest Guaranty shall be secured by providing to the Administrative Agent, for the benefit of the Agents and the Lenders, a perfected (by control) first priority security interest in the Guaranty Collateral, pursuant to the terms of the Pledge Agreement and the Control Agreement.

SECTION THREE - CONDITIONS TO EFFECTIVENESS.

This Amendment shall become effective only upon the satisfaction of the following conditions:

(a)           this Amendment shall have been executed and delivered by the Borrower, the Parent, each Guarantor and the Required Lenders;

(b)           the Interest Guaranty, the Pledge Agreement and the Control Agreement shall have been executed and delivered by Alpine and the other parties thereto and Fleet National Bank shall have received the Guaranty Collateral to be held for the benefit of the Agents and the Lenders;

(c)           the Agents shall have received copies of the Amendment Number Six and Waiver to the Senior Secured Credit Agreement in the form of Exhibit D attached hereto (the “Senior Amendment”) and the side letter among the Steering Committee under the Senior Secured Credit Agreement and the Borrower relating to the DNE Asset Sale in the form of Exhibit E attached hereto (the “Side Letter”), each duly executed and delivered by the respective parties thereto and each of which shall be in full force and effect.

(d)           The Borrower shall have executed and delivered a side letter to the Agents undertaking to use best efforts to effect the DNE Asset Sale and, upon satisfaction of the conditions to making any Payment, will deliver a Projected Liquidity Certificate relating thereto to the Agents.

(e)           The Administrative Agent shall have received, for the pro rata accounts of the Lenders, payment in cash of the interest amount due on November 30, 2001 (the “Current Payment”) from the Borrower.

(f)            The Borrower shall have issued PIK Notes to the Lenders in an aggregate amount equal to the interest on the Current Payment from November 30, 2001 through the date the Current Payment is made, calculated at a rate of LIBOR plus 7.00% per annum and the Amendment Fee (as hereinafter defined).

(g)           The Agents shall have received from each of the Borrower, the Parent, each Guarantor and Alpine, copies, certified by a duly authorized officer of such Person to be true and complete, of the records of all corporate action taken by such Person to authorize (i) such Person’s execution and delivery of this Amendment and any other documents executed in connection therewith, and (ii) such Person’s performance of all of its agreements and obligations under this Amendment.  Such certified copies shall be in form and substance reasonably satisfactory to the Agents.

(h)           The Borrower shall have paid all reasonable unpaid fees and expenses of Bingham Dana LLP to the extent that copies of invoices have been presented to the Borrower.

(i)            The Borrower shall have terminated its existing LIBOR Interest Period(s) and elected (with the Lenders’ agreement) a twelve-month LIBOR Interest Period to apply  to the entire outstanding principal amount of the Loans, commencing on or prior to the date hereof as the parties may agree.  The Borrower shall have paid the Lenders all compensation provided for in Section 1.08 of the Credit Agreement with respect to the termination of its existing LIBOR Interest Periods.

SECTION FOUR - AMENDMENT FEE.

The Borrower shall have issued PIK Notes to the Lenders on the date hereof to pay an amendment fee equal to 1.50% of the Total Commitment (the “Amendment Fee”).  The Amendment Fee shall be fully earned on the Sixth Amendment Effective Date and nonrefundable when paid.

SECTION FIVE - REPRESENTATIONS AND WARRANTIES.

Each of the Parent, Borrower and each Guarantor hereby confirms, reaffirms and restates the representations and warranties made by it in Section 4 of the Credit Agreement and all such representations and warranties are true and correct in all material respects as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), except such representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement or such changes arise out of events not prohibited by the covenants set forth in Sections 5 and 6 of the Credit Agreement or otherwise permitted by consents or waivers.  Each Credit Party, as applicable, hereby further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agents and each Lender that:

(a)  Each Credit Party has the corporate power and authority to execute, deliver and perform this Amendment No. Six and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Amendment No. Six;

(b)  No consent of any person other than all of the Lenders and the Agents parties hereto, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration,  filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability against any Credit Party of this Amendment No. Six;

(c)  This Amendment No. Six has been duly executed and delivered on behalf of each Credit Party by a duly authorized officer or attorney-in-fact of such Credit Party, and constitutes a legal, valid and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court administrative, regulatory or other governmental decisions that may limit rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment; and

(d)  The execution, delivery and performance of this Amendment No. Six will not violate (i) any provision of law applicable to any Credit Party or (ii) any contractual obligation of any Credit Party, other than such violations that would not reasonably be expected to result in, singly or in the aggregate, a Material Adverse Effect.

SECTION SIX - RATIFICATION, ETC.

Each Credit Party hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each of the Credit Agreement and the other Credit Documents to which such Credit Party is a party; the Borrower and each Guarantor hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each of the instruments or documents delivered in connection with the Credit Agreement or any of the Credit Documents and purported to be executed by it and acknowledges that all of the foregoing Credit Documents and other instruments, documents, filings and recordings shall continue in full force and effect.  To the extent that it has not already done so, each Credit Party hereby waives all suretyship defenses of whatsoever nature, whether arising out of any Agents’ or any Lender’s dealings with any Credit Party, as the case may be, in respect of the Credit Agreement, any other Credit Document or otherwise.  By its signature below, each Credit Party hereby consents to this Amendment, and after taking into account this Amendment, acknowledges that this Amendment shall not alter, release, discharge or otherwise affect any of its obligations under any Credit Document.

SECTION SEVEN - RELEASE.

In order to induce the Agents and the Lenders to enter into this Amendment, each Credit Party acknowledges and agrees that as of December 27, 2001: (a) no Credit Party has any claim or cause of action against any Agent or any Lender (or any of its respective directors, officers, employees or agents) arising under the Credit Agreement, any other Credit Document or otherwise in connection therewith; (b) no Credit Party has any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Agent or any Lender arising under or in connection with this Amendment, the Credit Agreement or any other Credit Document, or otherwise relating in any manner to the transactions contemplated thereby; and (c) each of the Agents and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to each Credit Party arising under or in connection with this Amendment, the Credit Agreement, each other Credit Document, and otherwise relating in any manner to the transactions contemplated thereby.  Each Credit Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, contracts, collateral security or remedies.  Therefore, each Credit Party unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Agent or any Lender to such Credit Party arising under or in connection with this Amendment, the Credit Agreement or any other Credit Document, or otherwise relating in any manner to the transactions contemplated thereby, except the obligations to be performed by any Agent or Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Credit Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Credit Party might otherwise have against any Agent, any Lender or any of its directors, officers, employees or agent, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind arising under or in connection with this Amendment, the Credit Agreement or any other Credit Document, or otherwise relating in any manner to the transactions contemplated thereby.

SECTION EIGHT - EFFECT OF AMENDMENT.

Except as expressly set forth herein, this Amendment does not constitute an amendment or waiver of any term or condition of the Credit Agreement or any other Credit Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.  Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Lenders to grant any similar or other future waivers of any of the terms and conditions of the Credit Agreement or the other Credit Documents.  Nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of the Agents and the Lenders under the Credit Agreement, as amended, or any other Credit Document.  This Amendment shall constitute a Credit Document.

SECTION NINE - COUNTERPARTS.

This Amendment No. Six may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

SECTION TEN - GOVERNING LAW.

THIS AMENDMENT NO. SIX SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to executed and deliver this Amendment No. Six as of the date first above written.

SUPERIOR TELECOMMUNICATIONS INC.
(f/k/a Superior/Essex Corp.), as Borrower

By:
Name: Stewart Wahrsager
Title: Secretary

SUPERIOR TELECOM INC., as Guarantor

By:
Name: Stewart Wahrsager
Title: Senior Vice President

DNE SYSTEMS, INC., as Guarantor

By:
Name: Stewart Wahrsager
Title: Assistant Secretary

DNE MANUFACTURING & SERVICE COMPANY, as Guarantor

By:
Name: Stewart Wahrsager
Title: Assistant Secretary

DNE TECHNOLOGIES INC., as Guarantor

By:
Name: Stewart Wahrsager
Title: Assistant Secretary

TEXAS SUT INC., as Guarantor

By:
Name: Stewart Wahrsager
Title: Secretary

ESSEX GROUP MEXICO INC., as Guarantor

By:
Name: Stewart Wahrsager
Title: Secretary

ESSEX MEXICO HOLDINGS, L.L.C., as Guarantor

By:
Name: Stewart Wahrsager
Title: Secretary

ESSEX SERVICES, INC., as Guarantor

By:
Name: Stewart Wahrsager
Title: Secretary

ESSEX TECHNOLOGY, INC., as Guarantor

By:
Name: Stewart Wahrsager
Title: Secretary

ESSEX WIRE CORPORATION, as Guarantor

By:
Name: Stewart Wahrsager
Title: Secretary

ESSEX GROUP, INC., as Guarantor

By:
Name: Stewart Wahrsager
Title: Secretary

ESSEX INTERNATIONAL, INC., as Guarantor

By:
Name: Stewart Wahrsager
Title: Secretary

ACTIVE INDUSTRIES, INC., as Guarantor

By:
Name: Stewart Wahrsager
Title: Secretary

DIAMOND WIRE & CABLE CO., as Guarantor

By:
Name: Stewart Wahrsager
Title: Secretary

BANKERS TRUST COMPANY, as Administrative Agent and as Lender

By:
Name:
Title:

FLEET CORPORATE FINANCE, INC., as Syndication Agent and as Lender

By:
Name:
Title: